Exhibit 1.1
EXECUTION COPY
MARATHON OIL CORPORATION
DEBT SECURITIES
Underwriting Agreement
February 11, 2009
To the Representatives named in
     Schedules I-A and I-B hereto
     of the Underwriters named in
     Schedule II hereto
Ladies and Gentlemen:
     Marathon Oil Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its debt securities identified in Schedules I-A and I-B hereto (the “Securities”), to be issued under the indenture specified in Schedules I-A and I-B hereto (the “Indenture”) between the Company and the Trustee identified in such Schedule (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedules I-A and I-B hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such firm or firms.
     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (the file number of which is set forth in Schedules I-A and I-B hereto) on Form S-3, including a prospectus (the “Base Prospectus”) relating to certain debt securities to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, as amended to the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (the “Rule 430 Information”), is hereinafter referred to as the "Registration Statement”; and as used herein, the term “Prospectus” means the Base Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Securities together with the Base Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. References herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed on or before the date of this Agreement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) after the date of this Agreement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein. “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
     At or prior to the time when sales of the Securities will be first made (the “Time of Sale”), the Company has prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated March 12, 2008 (including the documents incorporated by reference therein as of the Time of Sale), and the information identified in Schedule III hereto.
     The Company hereby agrees with the Underwriters as follows:
     1. The Company agrees to issue and sell the Securities to the several Underwriters as hereinafter provided, and each Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule II hereto at the purchase price set forth in Schedules I-A and I-B hereto.
     2. (a) The Company understands that the several Underwriters intend (i) to make a public offering of their respective portions of the Securities and (ii) initially to offer the Securities upon the terms set forth in the Time of Sale Information and the Prospectus.
     (b) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to any offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     3. Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives, no later than noon the Business Day (as defined below) prior to the Closing Date (as defined below), on the date and at the time and place set forth in Schedules I-A and I-B hereto (or at such other time and place on the same or such other date, not later than the fifth Business Day (as defined below) thereafter, as you and the Company may agree in writing). As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such payment and delivery with respect to the Securities are referred to herein as the “Closing Date.”
     Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company for the respective accounts of the several Underwriters of the Securities of one or more global notes (the “Global Note”) representing the Securities, with any transfer taxes payable in connection with the transfer to the Underwriters of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives at such place as the Representatives and the Company shall agree not later than 1:00 p.m., New York City time, on the Business Day prior to the Closing Date.
     4. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the Effective Date, the Registration Statement complied in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
     (b) The Time of Sale Information at the Time of Sale and at the Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information.
     (c) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) (an “Issuer Free Writing Prospectus”) other than (i) the documents listed on Schedule III hereto and (ii) any other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Time of Sale and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including the final term sheet prepared and filed pursuant to Section 5(a) hereto) does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.
     (d) The documents (the “Incorporated Documents”) incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information,

when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act.
     (e) The Company (i) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Information and the Prospectus and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect the consolidated financial position, stockholders’ equity or results of operations of on the Company and its subsidiaries, taken as a whole.
     (f) Each subsidiary of the Company which is a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X (a “Significant Subsidiary”) (i) has been duly formed, is validly existing in good standing under the laws of the jurisdiction of its formation, (ii) has the corporate, limited liability company, limited partnership or partnership power and authority to own its property and to conduct its business as described in the Time of Sale Information and the Prospectus and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.
     (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Time of Sale Information and the Prospectus.
     (h) This Agreement has been duly authorized, executed and delivered by the Company.
     (i) The Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and is duly qualified under the Trust Indenture Act and constitutes a valid and binding instrument, enforceable in accordance with its terms, except as the enforceability thereof is subject to the effects of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing; the Securities and the Indenture will conform to the descriptions thereof in the Time of Sale Information and the Prospectus.
     (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement, indenture or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency that has not already been obtained is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.
     (k) Neither the Company nor any of its Significant Subsidiaries is in violation of its corporate charter or by-laws or other constitutive document or in default under any agreement, indenture or instrument, which default could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, and no event or condition has occurred or exists which, with the giving of notice or the lapse of time or both, would result in any such violation or default which would have such an effect. Except as described in the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.
     (l) There has not occurred any material adverse change, or any development involving a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).
     (m) There are no legal or governmental investigations or proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (n) To the best of the Company’s knowledge, PricewaterhouseCoopers LLP, who have certified the financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act.

     (o) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (p) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.
     5. The Company covenants and agrees with each of the several Underwriters as follows:
     (a) to file the Preliminary Prospectus in a form approved by you pursuant to Rule 424 under the Securities Act as required by Rule 424(b); to file the Prospectus in a form approved by you pursuant to Rule 424 under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b) and 430B under the Securities Act; to pay the registration fees for this offering within the time period required by Rule 456(b)1(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date; and to file any Issuer Free Writing Prospectus (including the final term sheet in the form of Schedule IV hereto) to the extent required by Rule 433 under the Securities Act;
     (b) to furnish to you, without charge, five conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the Business Day next succeeding the date of this Agreement and during the period mentioned in Section 5(f) or 5(g) below, as many copies of the Prospectus and each Issuer Free Writing Prospectus (if applicable) and any supplements and amendments thereto or to the Registration Statement as you may reasonably request;
     (c) from the date hereof and prior to the Closing Date, to furnish to you a copy of each proposed free writing prospectus, any proposed amendment or supplement to the Registration Statement or the Prospectus, for your review, and not to use or file any such proposed free writing prospectus, amendment or supplement to which you reasonably object;
     (d) not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder;
     (e) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period, to advise you promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;
     (f) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law;
     (g) if, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses you have furnished to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law;
     (h) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction;
     (i) to make generally available to the Company’s security holders and to you as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations (including Rule 158) of the Commission thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement;
     (j) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date (unless a different period is set forth in the Time of Sale Information and the Prospectus, in which case during such period), not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Securities;
     (k) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Time of Sale Information and the Prospectus under the caption “Use of Proceeds”; and
     (l) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Time of Sale Information, the Prospectus and any preliminary prospectus or Issuer Free Writing Prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate (including reasonable fees and disbursements of counsel for the Underwriters associated therewith), (iv) related to any filing with the Financial Industry Regulatory Authority (“FINRA”) in connection with any review by the FINRA of the terms of the sale of the securities pursuant to this Agreement, (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, any Blue Sky memoranda relating to the offer and sale of the Securities and the furnishing to Underwriters and dealers of copies of the Registration Statement, the Time of Sale Information and the Prospectus, including mailing and shipping, as herein provided, (vi) payable to rating agencies in connection with the rating of the Securities and (vii) incurred by the Company in connection with a “road show” presentation to potential investors.
     6. The Company agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(a) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     7. The several obligations of the Underwriters hereunder shall be subject to the following conditions:
     (a) the representations and warranties of the Company contained herein are true and correct on the date hereof, as of the Time of Sale and as of the Closing Date and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;
     (b) the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review, with possible negative implications, of the rating accorded any of the Company’s debt securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;
     (d) since the respective dates as of which information is given in the Time of Sale Information and the Prospectus there shall not have been any change in the capital stock of the Company or the long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a material adverse change, in or affecting the general affairs, business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the

Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus;
     (e) the Representatives shall have received on and as of the Closing Date a certificate of an officer of the Company reasonably satisfactory to you with respect to the matters set forth in Sections 7(a), 7(b) and 7(c) and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the general affairs, business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus;
     (f) the Representatives shall have received on the Closing Date a certificate of the Executive Vice President and Chief Financial Officer (“CFO”) of the Company reasonably satisfactory to you, to the effect that:
     (i) the CFO has, or persons under the CFO’s supervision have, reviewed the “Recent Developments” section contained in the Company’s Preliminary Prospectus Supplement filed with the Securities and Exchange Commission, dated February 11, 2009 and the Final Prospectus Supplement filed with the Securities and Exchange Commission, dated February 11, 2009. The information presented in such Recent Developments section is a fair summary of the Company’s results of operations for the three months and year ended December 31, 2008 and the financial data presented therein is accurately derived from the Company’s accounting and/or financial records;
     (ii) the CFO has, or persons under the CFO’s supervision have, compared each item marked on the attached copy of the above-mentioned Recent Developments section with the amount included in the Company’s accounting and/or financial records or on a schedule or report prepared by the Company from its accounting and/or financial records and found them to be in agreement; and
     (iii) no facts have come to the CFO’s attention that have caused the CFO to believe that the financial data presented in the above-mentioned Recent Developments section are not prepared in accordance with generally accepted accounting principles on a basis substantially consistent with that of the consolidated financial statements of the Company and its subsidiaries currently being audited by PricewaterhouseCoopers LLP, and to be included in the Company’s Form 10-K for the year ended December 31, 2008.
     (g) the Underwriters shall have received on the Closing Date an opinion of Baker Botts L.L.P., outside counsel for the Company, to the effect that:
     (i) the Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus;

     (ii) this Agreement has been duly authorized, executed and delivered by the Company;
     (iii) the Securities have been duly authorized and, when issued and delivered by the Company and, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture, subject to the effects of (A) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws relating to or affecting creditors’ rights generally, (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) any implied covenants of good faith and fair dealing;
     (iv) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument of the Company enforceable against the Company in accordance with its terms subject to the effects of (A) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws relating to or affecting creditors’ rights generally, (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) any implied covenants of good faith and fair dealing; and the Indenture has been duly qualified under the Trust Indenture Act;
     (v) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not result in any violation of (A) the restated certificate of incorporation or by laws of the Company or (B) the laws of the State of New York or Texas, the General Corporation Law of the State of Delaware or the federal laws of the United States;
     (vi) The Registration Statement has become effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or threatened by the Commission;
     (vii) the Registration Statement, the Time of Sale Information and the Prospectus and any amendments and supplements thereto (in each case, exclusive of any documents incorporated by reference therein) made by the Company prior to the date hereof, as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the Securities Act;
     (viii) the statements (A) in the Base Prospectus under the caption “Description of the Debt Securities”, (B) in the Time of Sale Information and the Prospectus under the caption “Description of the Notes,” and (C) in the

Registration Statement in Item 15, in each case insofar as such statements constitute summaries of legal matters, accurately present the information called for with respect to such legal matters, documents and proceedings and accurately summarize the matters referred to therein; and
     (ix) the Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and with representatives of its independent registered public accounting firm and representatives of the Underwriters and counsel to the Underwriters at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel has not undertaken to determine independently and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto (except as expressly provided above), no facts have come to such counsel’s attention that lead such counsel to believe that (i) the Registration Statement, at its effective date and the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information, at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date and the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In this paragraph and in Section 7(g)(vii) above, references to the Registration Statement, the Time of Sale Information or the Prospectus do not include references to any of the following, as to which such counsel will not be asked to comment, which the Registration Statement, the Time of Sale Information or the Prospectus contains or incorporates by reference or omits: (i) any financial statements, including the notes and schedules, if any, thereto, and any auditor’s report on any audited portion thereof, (ii) any management report on internal control over financial reporting and any auditor’s report with respect thereto, (iii) any other accounting or financial information and any reserve engineering or statistical information, (iv) any statement or representation in any exhibit to the Registration Statement and (v) the Forms T 1.
     (h) the Underwriters shall have received on the Closing Date an opinion of William F. Schwind, Jr., Esq., Vice President, General Counsel and Secretary for the Company, to the effect that:
     (i) the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;
     (ii) each Significant Subsidiary of the Company has been duly incorporated or formed, is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate, limited liability company, limited partnership or partnership power and authority to own its property and to conduct its business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;
     (iii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any agreement, indenture or other instrument binding upon the Company or any of its subsidiaries that is known to such counsel and material to the Company and its subsidiaries, taken as a whole, or to such counsel’s knowledge, any statute, law, rule, regulation, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency that has not already been obtained is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities;
     (iv) the statements incorporated by reference into the Time of Sale Information and the Prospectus under the captions “Item 1. — Business — Environmental Matters” and “Item 3. — Legal Proceedings” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, insofar as such statements constitute summaries of legal matters, accurately present the information called for with respect to such legal matters, documents and proceedings and accurately summarize the matters referred to therein;
     (v) such counsel does not know of any legal or governmental investigations or proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and
     (vi) the documents incorporated by reference in the Time of Sale Information and the Prospectus, as of the dates they were filed with the

Commission or to the extent such documents were subsequently amended prior to the date hereof, at the time so amended, complied as to form in all material respects with the requirements of the Exchange Act and the regulations thereunder.
     In addition, such counsel shall state that such counsel has, or attorneys under such counsel’s supervision have, participated in conferences with officers and other representatives of the Company and with representatives of its independent registered public accounting firm and representatives of the Underwriters and counsel to the Underwriters at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel has not undertaken to determine independently and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto (except as expressly provided above), no facts have come to such counsel’s attention to lead such counsel to believe that (i) the Registration Statement, at its effective date and the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information, at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date and the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In this paragraph and in Section 7(h)(vi) above, references to the Registration Statement, the Time of Sale Information or the Prospectus do not include references to any of the following, as to which such counsel will not be asked to comment, which the Registration Statement, the Time of Sale Information or the Prospectus contains or incorporates by reference or omits: (i) any financial statements, including the notes and schedules, if any, thereto, and any auditor’s report on any audited portion thereof, (ii) any management report on internal control over financial reporting and any auditor’s report with respect thereto, (iii) any other accounting or financial information and any reserve engineering or statistical information, (iv) any statement or representation in any exhibit to the Registration Statement and (v) the Forms T 1.
     The opinions of Baker Botts L.L.P. and William F. Schwind, Jr., Esq. referred to in paragraphs 7(g) and 7(h) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.
     (i) on the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to you letters dated such dates, in form and substance reasonably satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than four business days prior to such Closing Date; and

     (j) you shall have received on and as of the Closing Date an opinion of Cravath, Swaine & Moore LLP, counsel to the Underwriters, in form and substance reasonably satisfactory to you.
     8. The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Time of Sale Information (or any part thereof), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability is caused by an untrue statement or alleged untrue statement in or omission or alleged omission from any such document in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.
     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Time of Sale Information (or any part thereof), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Time of Sale Information (or any part thereof), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such directors, officers and control persons of Underwriters shall be designated in writing by the first of the named Representatives on Schedules I-A and I-B hereto and any such separate firm for the Company, its directors, officers and control persons of the Company or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.
     If the indemnification provided for in the first and second paragraphs of this Section 8 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of the Securities set forth opposite their names in Schedule II hereto, and not joint.
     The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

     9. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Company, if after the Time of Sale and prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange; (ii) trading in the Company’s common stock shall have been suspended by the Commission or The New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and makes it, in the judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.
     10. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase under this Agreement, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements reasonably satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     11. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of Securities.
     12. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     13. Any action by the Underwriters hereunder may be taken by you jointly or by the first of the named Representatives set forth in Schedules I-A and I-B hereto alone on behalf of the Underwriters, and any such action taken by you jointly or by the third of the named Representatives set forth in Schedules I-A and I-B hereto alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given at the address set forth in Schedules I-A and I-B hereto. Notices to the Company shall be given to it at Marathon Oil Corporation, 5555 San Felipe Road, Houston, Texas 77056-2723 (facsimile: (713) 296-9375); Attention: Corporate Secretary.
     14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflicts of laws provisions thereof that would result in the application of the laws of any other jurisdiction.

Very truly yours, MARATHON OIL CORPORATION
By:	/s/ Paul C. Reinbolt
	Name:	Paul C. Reinbolt
	Title:	Vice President - Finance and Treasurer

Accepted: February 11, 2009
Acting severally on behalf of itself and the
   several Underwriters listed in Schedule II
   hereto.

Morgan Stanley & Co. Incorporated

By:	/s/ Yurij Slyz Name: Yurij Slyz
Title: Vice President

SCHEDULE I-A

Representatives:	Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., and Deutsche Bank Securities Inc.

Underwriting Agreement dated:	February 11, 2009

Registration Statement No.:	333-144874

Title of Securities:	6.50% Notes due 2014

Aggregate Principal Amount:	$700,000,000

Purchase Price:	98.985% of the principal amount of the Securities, plus accrued interest, if any, from February 17, 2009 to the Closing Date

Price to Public:	99.985% of the principal amount of the Securities, plus accrued interest, if any, from February 17, 2009 to the Closing Date

Indenture:	Indenture dated as of February 26, 2002 between the Company and The Bank of New York Mellon Trust Company, N.A., successor in interest to JPMorgan Chase Bank, as Trustee

Maturity:	February 15, 2014

Interest Rate:	6.50%

Interest Payment Dates:	February 15th and August 15th, beginning August 15th, 2009

Closing Date and Time of Delivery:	February 17, 2009 at 10:00 a.m., New York City time

Closing Location:	Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019

Address for Notices to Underwriters:	Morgan Stanley & Co. Incorporated
1585 Broadway, 29th Floor
New York, NY 10036

Banc of America Securities LLC
One Bryant Park
New York, NY 10036

J.P. Morgan Securities Inc.
270 Park Avenue, 8th Floor
New York, NY 10017

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

SCHEDULE I-B

Representatives:	Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., and Deutsche Bank Securities Inc.

Underwriting Agreement dated:	February 11, 2009

Registration Statement No.:	333-144874

Title of Securities:	7.50% Notes due 2019

Aggregate Principal Amount:	$800,000,000

Purchase Price:	98.646% of the principal amount of the Securities, plus accrued interest, if any, from February 17, 2009 to the Closing Date

Price to Public:	99.296% of the principal amount of the Securities, plus accrued interest, if any, from February 17, 2009 to the Closing Date

Indenture:	Indenture dated as of February 26, 2002 between the Company and The Bank of New York Mellon Trust Company, N.A., successor in interest to JPMorgan Chase Bank, as Trustee

Maturity:	February 15, 2019

Interest Rate:	7.50%

Interest Payment Dates:	February 15th and August 15th, beginning August 15th, 2009

Closing Date and Time of Delivery:	February 17, 2009 at 10:00 a.m., New York City time

Closing Location:	Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019

Address for Notices to Underwriters:	Morgan Stanley & Co. Incorporated
1585 Broadway, 29th Floor
New York, NY 10036

Banc of America Securities LLC
One Bryant Park
New York, NY 10036

J.P. Morgan Securities Inc.
270 Park Avenue, 8th Floor
New York, NY 10017

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

SCHEDULE II
Principal Amount
of Securities Purchased

Underwriter	2014 Notes	2019 Notes
Morgan Stanley & Co. Incorporated	$98,000,000	$112,000,000
Banc of America Securities LLC	$84,000,000	$96,000,000
J.P. Morgan Securities Inc.	$84,000,000	$96,000,000
Citigroup Global Markets Inc.	$84,000,000	$96,000,000
Deutsche Bank Securities Inc.	$84,000,000	$96,000,000
Greenwich Capital Markets, Inc.	$28,000,000	$32,000,000
Scotia Capital (USA) Inc.	$28,000,000	$32,000,000
BNP Paribas Securities Corp.	$28,000,000	$32,000,000
Mitsubishi UFJ Securities International plc	$28,000,000	$32,000,000
NatCity Investments, Inc.	$28,000,000	$32,000,000
Daiwa Securities America Inc.	$28,000,000	$32,000,000
Fifth Third Securities, Inc.	$11,550,000	$13,200,000
SG Americas Securities, LLC	$11,550,000	$13,200,000
Wells Fargo Securities, LLC	$11,550,000	$13,200,000
DnB NOR Markets, Inc.	$11,550,000	$13,200,000
Comerica Securities, Inc.	$11,550,000	$13,200,000
Credit Suisse Securities (USA) LLC	$11,550,000	$13,200,000
Mizuho Securities USA Inc.	$11,550,000	$13,200,000
U.S. Bancorp Investments, Inc.	$11,550,000	$13,200,000
Muriel Siebert & Co., Inc.	$5,600,000	$6,400,000

Total	$700,000,000	$800,000,000

SCHEDULE III
Time of Sale Information
The Pricing Term Sheet, substantially in the form of Schedule IV to the Underwriting Agreement.

SCHEDULE IV
Form of Pricing Term Sheet
Filed Pursuant to Rule 433
Registration No. 333-144874
February 11, 2009

6.50% Notes Due 2014
Issuer:	Marathon Oil Corporation

Security:	6.50% Senior Notes due 2014

Size:	$700,000,000

Maturity:	February 15, 2014

Coupon:	6.50%

Price to Public:	99.585%

Yield to Maturity:	6.599%

Spread to Benchmark Treasury:	+487.5 bp

Benchmark Treasury:	1.75% due January 31, 2014

Benchmark Treasury Yield:	1.724%

Interest Payment Dates:	February 15th and August 15th, commencing August 15th, 2009

Make-Whole Call:	T+50bp

Settlement:	T+3; February 17, 2009

CUSIP:	565849AG1

Denomination:	$1,000 and increments of $1,000 in excess thereof

Anticipated Ratings:	Moody’s: Baa1 (stable outlook)
S&P: BBB+ (stable outlook)
Fitch: BBB+ (negative outlook)

Joint Book-Running Managers:	Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.

Co-Managers:	Greenwich Capital Markets, Inc.
Scotia Capital (USA) Inc.
BNP Paribas Securities Corp.
Mitsubishi UFJ Securities International plc
NatCity Investments, Inc.
Daiwa Securities America Inc.
Fifth Third Securities, Inc.
SG Americas Securities, LLC
Wells Fargo Securities, LLC
DnB NOR Markets, Inc.
Comerica Securities, Inc.
Credit Suisse Securities (USA) LLC

6.50% Notes Due 2014
Mizuho Securities USA Inc.
U.S. Bancorp Investments, Inc.
Muriel Siebert & Co., Inc.

Certain of the underwriters are not U.S. registered broker-dealers and, therefore, to the extent that they intend to effect any sales of the notes in the United States, they will do so through one or more U.S. registered broker-dealers as permitted by Financial Industry Regulatory Authority regulations.
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649, Banc of America Securities LLC toll-free at 1-800-294-1322 or you may e-mail a request to dg.prospectus distribution@bofasecurities.com, or J.P. Morgan Securities Inc. collect at 1-212-834-4533.
Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

7.50% Notes Due 2019
Issuer:	Marathon Oil Corporation

Security:	7.50% Senior Notes due 2019

Size:	$800,000,000

Maturity:	February 15, 2019

Coupon:	7.50%

Price to Public:	99.296%

Yield to Maturity:	7.602%

Spread to Benchmark Treasury:	+487.5 bp

Benchmark Treasury:	3.75% due November 15, 2018

Benchmark Treasury Yield:	2.727%

Interest Payment Dates:	February 15th and August 15th, commencing August 15th, 2009

Make-Whole Call:	T+50bp

Settlement:	T+3; February 17, 2009

CUSIP:	565849AH9

Denomination:	$1,000 and increments of $1,000 in excess thereof

Anticipated Ratings:	Moody’s: Baa1 (stable outlook)
S&P: BBB+ (stable outlook)
Fitch: BBB+ (negative outlook)

Joint Book-Running Managers:	Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.

Co-Managers:	Greenwich Capital Markets, Inc.
Scotia Capital (USA) Inc.
BNP Paribas Securities Corp.
Mitsubishi UFJ Securities International plc
NatCity Investments, Inc.
Daiwa Securities America Inc.
Fifth Third Securities, Inc.
SG Americas Securities, LLC
Wells Fargo Securities, LLC
DnB NOR Markets, Inc.
Comerica Securities, Inc.
Credit Suisse Securities (USA) LLC
Mizuho Securities USA Inc.
U.S. Bancorp Investments, Inc.
Muriel Siebert & Co., Inc.

Certain of the underwriters are not U.S. registered broker-dealers and, therefore, to the

7.50% Notes Due 2019
extent that they intend to effect any sales of the notes in the United States, they will do so through one or more U.S. registered broker-dealers as permitted by Financial Industry Regulatory Authority regulations.
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649, Banc of America Securities LLC toll-free at 1-800-294-1322 or you may e-mail a request to dg.prospectus distribution@bofasecurities.com, or J.P. Morgan Securities Inc. collect at 1-212-834-4533.
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